UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

University General Health System, Inc.

(a Nevada Corporation)

000-54064	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street

Houston, Texas 77054

(713) 375-7100

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Accountant Previously Engaged as Principal Accountant

On May 31, 2013, University General Health System, Inc. (the “Company”), at the direction of the Board of Directors (the “Board”) of the Company, dismissed Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm. During the years ended December 31, 2012 and 2011 and through the date of this Form 8-K, there were no (1) disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused Crowe to make reference in its reports on the Company’s consolidated financial statements for such years to the subject matter of the disagreement, or (2) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that:

•	Prior to its dismissal, Crowe and the Company were in the process of performing procedures on the following items, each of which resulted in an actual, or planned, expansion of scope by Crowe:

•

Hospital charges and billings related to inpatient outlier payments. Crowe had requested that management investigate the nature of certain billing errors, management’s response to such errors, and assess the pervasiveness of such errors

•	The Company’s contractual allowances and allowance for doubtful accounts related to non-governmental payers’ for the current and prior year

•	Quantification of the Medicare settlement liability related to the current and prior years

•

The Company’s investigation surrounding a member of senior management’s representations to the auditors relative to certain payroll tax filings and remittances as well as the determination of penalties and interest related to unremitted payroll taxes

•	Purchase accounting related to current and the prior year’s acquisitions

•

Crowe was dismissed prior to concluding on the items listed above and prior to the issuance of any audit reports on the Company’s consolidated financial statements. Crowe was not engaged to perform any reviews on any quarterly financial statements for 2012 and any prior periods.

•	Communication relative to internal controls under item 304(a)(1)(v)(A)

•

Material weaknesses were verbally communicated to the Board which related to inadequate staffing within the accounting department, lack of consistent policies and procedures, and inadequate monitoring of controls including the lack of an audit committee.

•	Crowe verbally communicated to the Board that there were numerous other internal control deficiencies.

The Company has provided Crowe with a copy of the foregoing disclosure in this Form 8-K prior to the date that these disclosures were filed with the Securities and Exchange Commission (the “Commission”). The Company requested that Crowe furnish to the Company a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Crowe’s letter, dated June 3, 2013, indicating that it is in agreement with such disclosures is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Accountant as Principal Accountant

Effective June 3, 2013, the Company’s Board approved the engagement of Moss Krusick & Associates, LLC (“MKA”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2012. MKA had previously served as the Company’s independent registered public accounting firm from March 9, 2011 through December 29, 2012.

Except for consultations the Company had with MKA while MKA served as the Company’s independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted with MKA during the Company’s two most recent fiscal years and the subsequent interim period preceding MKA’s engagement, regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s 2012 financial statements, and MKA did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

16.1	Letter to Securities and Exchange Commission from Crowe Horwath LLP dated June 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: June 3, 2013	By:	/s/ Hassan Chahadeh, M.D.
	Name:	Hassan Chahadeh, M.D.
	Title:	Chairman of the Board